UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2015

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, 165 Broadway New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On November 5, 2015, Investment Technology Group, Inc (“ITG”) and certain subsidiaries of ITG (collectively, the “Seller Parties”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Kratos Energy Research Canada Inc. and Kratos U.S., Inc. (collectively, “Buyers”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Buyers will purchase from the Seller Parties all of the issued and outstanding shares of two of ITG’s indirect, wholly-owned subsidiaries, ITG Investment Research ULC, an Alberta unlimited liability company, and Recharge Inc., a Delaware corporation (collectively, the “Companies”), and thereby acquire ITG’s oil and gas research business (the “Transaction”).   Buyers are affiliated with funds managed by Warburg Pincus LLC.    The purchase price for the Companies is $120.5 million in cash, subject to certain adjustments.

The completion of the Transaction, which is subject to customary closing conditions, is anticipated by the end of the fourth quarter of 2015. The Transaction is not subject to approval by the stockholders of either party or to any financing contingency.

The Stock Purchase Agreement contains representations, warranties and covenants of the Seller Parties and Buyers customary for a transaction of this nature.  Between the date of the Stock Purchase Agreement and the Closing Date, the Seller Parties have agreed to operate the Companies in the ordinary course of business consistent with past practice, use commercially reasonable efforts to preserve intact the oil and gas research business, and preserve the Companies’ current business relationships and goodwill, as well as to comply with certain other operating covenants.

The Stock Purchase Agreement provides Seller Parties and Buyers with limited termination rights, including if the closing has not occurred on or prior to March 31, 2016.

The Stock Purchase Agreement contemplates the entry by the parties into a Transition Services Agreement (the “Transition Services Agreement”) as of the closing of the Transaction, pursuant to which certain Seller Parties will provide certain support services to the Companies.  In addition, the parties will enter into an Exclusive Distribution Agreement (the “Exclusive Distribution Agreement,” and together with the Transition Services Agreement and the Stock Purchase Agreement, collectively, the “Transaction Agreements”) as of the closing of the Transaction, pursuant to which certain Seller Parties will market, promote, distribute, sell and license the Companies’ oil and gas research products to institutional investors.

The Transaction Agreements also include (a) agreements by ITG and its subsidiaries not to solicit or hire certain employees of the Companies for a specified period of time following the closing of the Transaction, subject to certain exceptions; and (b) agreements by ITG and its subsidiaries (i) not to engage in the oil and gas research business and (ii) not to market, promote, distribute, sell or license any oil and gas research products for a specified period of time following the closing of the Transaction, subject to certain exceptions including to the extent permitted under the Exclusive Distribution Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

By:	/s/ Steven R. Vigliotti
Name: Steven R. Vigliotti
Title: Chief Financial Officer and Duly Authorized Signatory of Registrant

Dated:  November 12, 2015